UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2007

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

           At the 2007 Annual Shareholders Meeting of Becton, Dickinson and Company (“BD”) held on January 30, 2007 (the “2007 Annual Meeting”), the shareholders of BD approved an amendment to the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan (the “Plan”) to increase the number of shares available for issuance under the Plan by 5,500,000.

           Margaretha af Ugglas retired as a member of the Board of Directors of BD, effective following the 2007 Annual Meeting.

Item 8.01	Other Events

           On January 30, 2007, BD issued a press release announcing the declaration of a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1.

           On January 30, 2007, BD issued a press release announcing the voting results of the 2007 Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

Exhibit 10	Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan, as amended and restated as of January 30, 2007

Exhibit 99.1	Press release dated January 30, 2007, which is filed pursuant to Item 8.01

Exhibit 99.2	Press release dated January 30, 2007, which is filed pursuant to Item 8.01

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: February 5, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

Exhibit 10	Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan, as amended and restated as of January 30, 2007

Exhibit 99.1	Press release dated January 30, 2007, which is filed pursuant to Item 8.01

Exhibit 99.2	Press release dated January 30, 2007, which is filed pursuant to Item 8.01